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                                                                   EXHIBIT 10.26

                          COMMERCIAL LEASE - TRIPLE NET

1. PARTIES. This Lease is made effective November 1, 2002, by and between the following parties:

(1) IMARx Investments L.L.C., an Arizona Limited Liability Company, (herein called "Landlord" or "Lessor"), and

(2) IMARx Therapeutics, Inc., a Delaware corporation (herein called "Tenant" or "Lessee").

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, upon all of the conditions set forth herein, the premises situate in the County of Pima, State of Arizona, with address of (and commonly known as) 1635 East 18th Street, Tucson, Arizona 85710 ("the premises"), being a commercial industrial building of approximately 6,200 square feet in size and surrounding real property for access, landscaping and parking which is more precisely described on the "Legal Description" attached hereto as Exhibit A.

3. TERM. The basic term of this Lease shall be for approximately six (6) years commencing on November 1, 2002, and ending on October 31, 2008, unless sooner terminated or extended pursuant to any provision hereof. Specific options to extend are contained in Paragraph 40, hereof.

4. BASIC RENT.

            4.1 Monthly Fixed Rent. Tenant shall pay to Landlord as fixed rent for the Premises, monthly payments of FOUR THOUSAND EIGHT HUNDRED SEVENTY FOUR DOLLARS ($4,874.00) each, in advance, without deduction, off-set or demand, on the first day of each month of the term hereof with the initial month's rent being prorated. The basic monthly rental shall be adjusted at the end of a three
(3) year period to reflect any increase in the consumer price index (all items) published by the U.S. Labor Department for the first month of the three year period compared to the last month of the lease term. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing from time to time.

            4.2 Rental Taxes. As additional rent, Tenant further agrees to pay to Landlord, together with each basic, periodic rental payment, the amount of any excise, sales or transaction privilege tax imposed or levied by any government or governmental agency upon Landlord on account of this Lease, or of the rentals paid hereunder by Tenant, or of any other payments made or obligations discharged or benefits conferred by Tenant hereunder, including without limitation, payments of Tenant's costs of insurance under Paragraph 10, real property taxes under Paragraph 6 and other maintenance expenses under Paragraph 5. Tax calculations and impositions will be subject to applicable changes in local and state tax ordinances.

5. ADDITIONAL RENT: AND OTHER MAINTENANCE EXPENSES. In order that the fixed rent shall be absolutely net to Landlord, Tenant covenants to pay, as additional rent, all real estate taxes (see Paragraph 6), and all other operating expenses, respecting the Premises, including the following:

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(1)   Various utilities costs, janitorial and other maintenance costs, insurance costs, real property tax impositions, and any other operating costs. Accordingly, Tenant shall pay to or as directed by Landlord the amount of such operating expenses reasonably allocated to or attributable to the Premises within ten (10) days after each periodic invoicing or other billing received by Tenant therefor from either the party providing such services or Landlord, as the case may be;

(2)   Additionally,

(a) Tenant shall pay to Landlord, within a reasonable time after written demand therefor by Landlord but before any fine, penalty, interest or cost may be added thereto for nonpayment thereof, all public charges with respect to the Premises, including, but not limited to, water and sewer use charges and betterment assessments, as well as real estate taxes (pursuant to Paragraph 6), business privilege taxes (pursuant to Paragraph 4.2), and personal property taxes (pursuant to Paragraph 6.3).

(b) Tenant shall pay directly to the proper authorities charged with collection thereof all charges for water, sewer, gas, electricity, telephone, and any other power, utilities, or services used for consumed on the premises; Tenant shall make its own arrangements for such utilities and Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises;

Tenant agrees to pay for janitorial service and any other maintenance services for or repairs of the Premises, all in accordance with the provisions of this Lease (including Paragraph 9).

(c) Tenant shall furnish to Landlord, at Landlord's written request, for Landlord's inspection, within thirty (30) days after the date any amount is payable by Tenant, as provided in Paragraph 5, official receipts or other proof satisfactory to Landlord evidencing such payment.

6. REAL PROPERTY TAXES.

            6.1 Payment of Taxes. Within ten (10) days after written demand by Landlord, Tenant shall pay to Landlord the "Real Property Tax", as defined in Paragraph 6.2, applicable to the Premises during the term of this Lease. If any such taxes shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the applicable tax fiscal year when this Lease was in effect.

            6.2 Definition of "Real Property Tax". As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, be it ad valorem, general, special ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on or reasonably attributable to the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof. The Term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy assessment or charge hereinabove included within the definition of "Real Property Tax", or (ii) the nature of which was hereinbefore included within the definition of "Real

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Property Tax", or (iii) which is imposed by reason of this transaction, any modifications or changes hereto or any transfers hereof.

6.3 Personal Property Taxes.

                  (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, furniture, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Whenever possible, Tenant shall cause said trade fixtures, furnishings, furniture, equipment and all other personal property to be assessed and billed separately from the Real Property of Landlord.

                  (b) If any of Tenant's personal property shall be assessed with Landlord's Real Property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's Property. Landlord's reasonable determination thereof, in good faith shall be conclusive.

7. SECURITY DEPOSIT. Tenant shall make the following deposit with Landlord upon execution hereof as security for Tenant's faithful performance of Tenant's obligations hereunder: Cash in the amount of $3,508.96, to be held by Landlord.

If Tenant fails to pay rent or other charges due and payable hereunder, or otherwise defaults with respect to any provision of this Lease, then, after 10-days' written notice of the default and failure by Tenant to cure within said 10-day period, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent, damages or other charge in default. If Landlord so uses or applies all or any portion of said deposit, the Tenant shall, within ten (10) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated ($3,508.96). Tenant's failure to do so shall be a material breach of this Lease. Landlord shall be required to keep said deposit separate from its general accounts and in a separate interest-bearing account. At the end of each calendar year any accrued interest shall be paid to Tenant, if not needed to bring account up to full balance. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, together with any interest accrued on it, to Tenant at the expiration of the term hereof (and once Tenant has vacated the Premises). No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

8. USE. The Premises shall be used and occupied only commercial offices and testing and production of pharmaceutical products, including any other uses which are in compliance with zoning restrictions governing the use of Premises, and for no other purpose. Landlord expressly disclaims any/all representations and warranties regarding the lawfulness of Tenant's intended use or occupation of the Premises. It is Tenant's responsibility to determine and comply with all applicable covenants, conditions and restrictions and all applicable zoning ordinances or other ordinances, regulations, requirements, stipulations and conditions affecting the use of occupancy of the Premises.

      8.2 Compliance with Law.

                  (a) Tenant shall, at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, covenants, restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating Tenant's operation on and occupancy and use of the Premises including but not limited to compliance

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with all environmental laws. Environmental laws shall mean any and all federal and state laws and regulations that concern the regulation and/or protection of the environment, including the ambient air, ground water, surface water, noise, vibration, asbestos, hazardous materials, and land use, including substrata land. Tenant shall not use or permit the use of the Premises, including placing loads on any floor or wall, in a manner for which the premises were not designed, engineered or constructed. Tenant shall not place a load upon any floor or wall exceeding the design engineering criteria, which such floor or wall was designed to carry and/or which is prescribed by any law or regulation in existence during the term of this Lease. Tenant may request in writing Landlord's approval of any or all of Tenant's trade fixtures and equipment for compliance with the design engineering criteria for the Premises and Landlord shall reply to Tenant's request within a reasonable period of time. Tenant hereby indemnifies Landlord against liability for any of the above items. Tenant shall not use nor permit the use of the Premises in any manner that will create waste or a nuisance.

            8.3 Condition of Premises. Unless otherwise specifically provided in this Lease, Tenant hereby accepts the Premises in their "AS IS" condition including any and all defects, latent or otherwise, existing as of the Lease commencement date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that Landlord has made no representation or warranty as to the present or future suitability of the Premises for Tenant's use or the conduct of Tenant's business.

9. MAINTENANCE, REPAIRS AND ALTERNATIONS.

            9.1 Tenant's Obligations. Tenant shall maintain, replace and keep in good order, condition and repair the Premises and every part thereof, which is nonstructural (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, or any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, the maintenance and replacement of all plumbing, heating, air conditioning (Tenant shall procure and maintain, at Tenant's expense, an air conditioning system maintenance contract), ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), ceilings, roofs (interior and exterior), windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, sidewalks, fences and signs located on the Real Property which are reserved for Tenants use. Tenant shall not be responsible for replacement of any structural part of the building.

            9.2 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clean and free of damage or debris. Tenant shall repair any damage to the Premises and/or the Real Property occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, doors and fencing on the Premises which will belong to the Landlord in good operating condition.

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            9.3 Landlord's Rights. If Tenant fails to perform Tenant's obligation under this Paragraph, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice to Tenant (except in the case of urgency, in which case no notice shall be required), perform such obligation on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof, together with interest thereon (at two (2) points over the prime rate as set and announced by the Wall Street Journal from time to time), shall become due and payable on demand as additional rental to Landlord.

            9.4 Landlord's Obligations. Except for the obligations of Landlord under Paragraph 11 (relating to destruction of the Premises) and under Paragraph 15 (relating to condemnation of the Premises), it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises or any part thereof, or the Real Property, or any equipment on the Premises, which are nonstructural, or which obligations are intended to be those of the Tenant under Paragraph 9.1 hereof. Tenant expressly waives the benefit of any statute of law now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Notwithstanding the foregoing, should Landlord receive any warranty or guaranty respecting any material, equipment, or workmanship, and should such warranty or guaranty be applicable to portions of the Premises which Tenant is liable to repair and maintain (as required hereunder), Landlord shall, upon Tenant's request, assign and transfer such warranty or guaranty to Tenant for Tenant's use and benefit.

            9.5 Alterations and Additions.

                  (a) Tenant shall not, without Landlord's prior written consent, which shall be given if reasonable, make any alterations, improvements, additions or Utility Installation in, on or about the Premises. Tenant shall make no change or alteration to the exterior of the Premises, nor to the Real Property, without Landlord's prior written consent. As used in this Paragraph
9.5 the term "Utility Installation" shall mean carpeting, window covering, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing or fencing. Landlord may not require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and material men's liens and to insure completion of the work. Landlord may impose reasonable conditions from time to time with respect to the improvements to which Landlord may consent, including without limitation, compliance with all laws, including environmental laws, regulations, ordinances and -requirements of governments or governmental agencies, and the time and manner in which such work shall be accomplished. Should Tenant make any alterations, improvements, additions or Utility Installation without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

                  (b) Any alteration, improvement, addition, or Utility Installation in or about the Premises that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans, and Landlord shall respond to Tenant on the matter within fifteen (15) days after Landlord's receipt of the plans and specifications and other information requested by Landlord in order to make an informed decision. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring applicable permit(s) to do so from appropriate governmental agencies, the

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furnishing of a copy thereof to Landlord prior to the Commencement of the work and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner, and compliance by Tenant with all laws, rules, regulations, recommendations and/or applicable requirements of any government or governmental agency.

                  (c) Tenant shall pay, when due, all claims for labor, professional services and materials furnished, or alleged to have been furnished to or for Tenant at (or for use in) the Premises, which claims are or may be secured by any mechanic's or material men's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount sufficient to cover Landlord against liability on account of such contested lien, claim or demand, and indemnifying Landlord against liability for the same, and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorney fees and costs incurred on account of participation in such action, if Landlord determines in its discretion to do so and does so.

                  (d) Unless Landlord requires their removal, as set forth in Paragraph 9.5(a), all alterations, improvements, additions, and Utility Installations (unless such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the foregoing provision, Tenant's furniture, machinery and equipment shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 9.2.

10. INSURANCE INDEMNITY. It is understood and agreed that Tenant shall be obliged to pay for insurance coverage, including property casualty and public liability insurance, with respect to the Premises, as specified in Paragraph 5(1) above. In case such insurance coverage is deemed inadequate by Landlord at any time in its reasonable discretion, Tenant shall be obliged to provide insurance coverage pursuant to the following Paragraphs 10.1 through 10.4.

            10.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease and during Tenant's occupancy of the Premises a policy of comprehensive general liability insurance with at least $1,000,000 combined single limit for bodily injury (including death and property damage), covering the Premises, and Tenant's use and occupancy thereof against all claims on account of bodily injury or death and property damage occurring upon, in or about such areas or in connection with the ownership, maintenance, use and/or occupancy of such areas. Landlord, and, at Landlord's option, any mortgagee of Landlord, shall be named as insured or as an additional insured under the policy. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

            10.2 Property Casualty Insurance. Tenant shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious

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mischief and flood (in the event same is required by a lender having a lien on the Premises). Landlord shall be named as insured (or an additional insured) on the policy. Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises.

            10.3 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B-plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Tenant shall provide to Landlord copies of insurance certificates naming the insured parties and evidencing the existence and the amounts of the insurance required in this Paragraph 10, promptly upon execution of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at lease thirty (30) days prior to the expiration of such policies, furnish Landlord and any mortgagee of Landlord named as an insured with renewals certificates, or landlord may, but shall not be obligated to, order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this section 10. If Tenant does or permits to be done anything which shall increase the costs of the insurance policies referred to in Paragraph 10.2, then Tenant shall forthwith upon Landlord's demand pay such additional cost, or reimburse Landlord for any additional premium payable by it which is attributable to any act or omission or operation or Tenant causing such increase in the cost of insurance.

            10.4 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Paragraph 10.2, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees contractors and/or invitees but only to the extent that insurance policies then in effect permit such waiver and only to the extent of the coverage provided by such insurance policies. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

            10.5 Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's (or Tenant's agents', servants', employees' or contractors') use or occupancy of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant (or Tenant's agent, servants, employees or contractors) in or about the Premises and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding brought against Landlord by reason of such claim, Tenant (upon notice from Landlord) shall defend the same at Tenant's expense, by counsel satisfactory to Landlord. For valuable, sufficient consideration, Tenant, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause (except Landlord's negligence), and Tenant hereby waives all claims with respect thereto against Landlord.

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            Tenant shall indemnify and hold harmless Landlord from and against any and all liability, claims or actions for injury, liability, or damage to persons or property, and any and all claims or actions brought by any person, firm, governmental body, or other entity, including reasonable legal fees and expenses, alleging or resulting from or arising from or in connection with contamination of or adverse affects on the Premises, the environment, or any violation of any Environmental Law or other statute, ordinance, rule, regulation, judgment or order of any governmental or judicial entity, and from and against any damages, liabilities, costs, and penalties assessed as a result of any activity or operation on the Premises during the term of this Lease. Tenant's obligations or liabilities under this Paragraph shall survive the term(s) of this Lease, termination of this Lease or termination of Tenant's occupancy of the Real Property.

            10.6 Exemption of Landlord Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant unless caused by Landlord's negligence.

11. DAMAGE OR DESTRUCTION.

            11.1 Definitions.

                  (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than twenty percent (20%) of the then replacement cost of the Premises.

                  (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is twenty percent (20%) or more of the then replacement cost of the Premises.

                  (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 10, and sufficient insurance proceeds are available for repairs free of any claim of the holder of a mortgage or deed of trust on the Premises.

            11.2 Partial Damage - Insured Loss. Subject to the provisions of Paragraphs 11.4, 11.5 and 11.6, if at any time during the term of this Lease, there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, unless Landlord's mortgagee requires otherwise, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 9 hereof) as soon as reasonably possible, and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant shall contribute the required amount to Landlord within ten (10) days after Tenant has received notice from Landlord of the shortage in

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the insurance. When Tenant shall contribute such amount to Landlord, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any such amount so contributed.

            11.3 Partial Damage - Uninsured Loss. Subject to the provisions of Paragraphs 11.4, 11.5, and 11.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

            11.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, including destruction required by any authorized public authority, which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

            11.5 Damage Near End of Term.

                  (a) If at any time during the last year of the term of this Lease, there is damage (whether or not an Insured Loss) which falls within the classification of Premises Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of landlord's election to do so within thirty
(30) days after the date of occurrence of such damage.

                  (b) Notwithstanding Paragraph 11.5(a), in the event that Tenant has an option to extent or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of any Insured Loss falling within the classification of Premises Partial Damage during the last year of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period then Landlord may, at Landlord's option, terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

            11.6 Abatement of Rent; Tenant's Remedies.

                  (a) In the event of damage described in Paragraphs11.2 or 11.3, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Paragraph 11, the rent payable hereunder, for the period during which such damage, repair or restoration continues, shall be abated in proportion to the degree to which Tenant's use of the Premises is prevented. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any loss or damage including, without limitation, loss of business suffered by reason of any such damage, destruction, repair or restoration.

                  (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 11 and shall not commence such repair or restoration within ninety (90) days after such obligations shall occur, Tenant may at Tenant's option, cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

            11.7 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 11, an equitable adjustment shall be made in advance rental payments, if any, made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not been applied by Landlord.

            11.8 Waiver. Tenant waives the provisions of any statutes which relate to termination of leases when leased property is damaged, injured or destroyed and agrees that such event shall be governed by the terms of this Lease.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, electricity, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord in its sole discretion of all charges jointly metered with other premises. Notwithstanding the generality of the foregoing, it is understood and agreed also that Tenant will be obliged to pay for utilities as part of its duties.

      In the event that Tenant requests Landlord to construct or cause to be constructed any extension, expansion or modification of any utility facilities presently in place or within the Premises, Tenant shall pay all rates and charges of the utility company for provision of such facilities or services, including rates, charges and un-refunded security deposits or development fees which are incurred by reason of the failure to adequately utilize such facilities or service. In the event that the utility company will enter into a direct agreement with the Tenant for the nonstandard facilities or service, Tenant shall do so and shall hold Landlord harmless from any and all costs, expenses and claims arising out of such agreement. No such agreement which results in any obligation of the Landlord or to the Premises shall be executed by Tenant for a term exceeding the term of this Lease without the prior written consent of Landlord, which shall not be unreasonably withheld.

13. ASSIGNMENT AND SUBLETTING.

            13.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which may not be unreasonably withheld. Landlord shall issue a response to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Any assignee or sublessee must assume, in full, the obligations of Tenant under this

Lease and under any other written agreement now or hereafter existing between Landlord and Tenant.

            13.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

            13.3 Attorney's Fees. In the event Tenant shall assign or sublet the Premise then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

14. DEFAULTS: REMEDIES.

            14.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a)   the vacating or abandonment of the Premises by Tenant;

(b) the failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for period of twenty (20) days following notice;

(c) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(d) (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. paragraph 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
      (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Paragraph 14.1(d) is contrary to any applicable law, such provision shall be enforceable only to the fullest extent permitted by law;

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

(e) Tenant shall do, or permit anything to be done, which creates a lien upon the Premises or the Real Property which is not paid, discharged or bonded around within ten (10) days after such lien is recorded;

            14.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without waiving or limiting Landlord in the exercise of any right or remedy which Landlord may have under this Lease, or otherwise at law or in equity, by reason of such default or breach, exercise any one or more of the following remedies:

(a) re-enter the Premises and eject all persons therefrom, using all reasonable force necessary to do so, without liability to any person for damages sustained by reason of such re-entry. Retain or take possession of, and distrain, any property belonging to Tenant upon the premises pursuant to Landlord's applicable lien rights. Such Property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and Landlord shall in no event be liable for any damage or loss thereto; or

(b) lock the doors to the Premises and exclude Tenant and all other persons therefrom (except those authorized by Landlord in its sole and absolute discretion); or

(c) to institute suit against Tenant to collect each installment of rent or other sum owned hereunder as it becomes due or to enforce any other obligation under this Lease; or

(d) with or without terminating the Lease, terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall have the right to re-enter the Premises and remove all persons and property therefrom, using all force reasonably necessary for this purpose, without being guilty in any manner of trespass or conversion (any claim by reason of such re-entry being expressly waived); in such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, the cost of special tenant improvements (beyond standard tenant finish) made for Tenant, expenses of reletting, including necessary renovation and alternation of the Premises and removal of special tenant improvements made for Tenant, reasonable attorney's fees, advertising expense, the costs of protecting and caring for the Premises while vacant, the cost of removing and storing Tenant's property, any real estate commission actually paid, the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord pursuant to Paragraph 16 applicable to the unexpired term of this Lease. All of the foregoing amounts shall become immediately due and payable from Tenant to Landlord upon a default, at Landlord's election, which may be exercised with or without the giving of notice;

(e) maintain Tenant's right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises; in such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover the rent as it becomes due hereunder and any other damages incurred by Landlord from time to time; notwithstanding that Landlord shall have maintained Tenant's right to possession or shall not have terminated the Lease for a default, Landlord may at anytime thereafter, upon notice to Tenant, terminate the Lease and/or Tenant's right to possession for such prior default;

(f) pursue any other remedy now or hereafter available to landlord under the laws or judicial decisions of the State of Arizona.

      No such re-entry or taking of possession by Landlord shall be construed as an election on landlord's part to terminate or surrender this Lease, unless a written notice of such intention is then or thereafter served on Tenant.

      No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to obtain and retain all sums held by Tenant, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

            14.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than sixty (60) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for performance, then Landlord shall not be in default, if Landlord commences performance within such sixty
(60) day period and thereafter diligently prosecutes the same to completion. In no event may Tenant terminate this Lease except as and when expressly provided herein, and Tenant waives any statutes now or hereafter enacted which provide otherwise.

            14.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and other administrative costs, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within twenty (20) days after such amount shall be due, then, without any requirement for notice to Tenant (and notwithstanding any other remedy Landlord may have hereunder), Tenant shall be obliged to pay to Landlord, along with the delinquent amount, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4 or any other provisions of this Lease to the contrary. See also Paragraph 19 regarding interest on past-due obligations.

15. CONDEMNATION. If the premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "Possession Date"). If more than 20% of the floor area of the Premises is taken by condemnation, Landlord shall have the right to terminate this Lease as of the Possession Date, by providing tenant written notice of termination on or before the Possession Date. If more than 20% of the floor area of the Premises is taken by condemnation, Tenant shall have the right to terminate this Lease as of the Possession Date by giving Landlord written notice of such election within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken title or possession, which ever first occurs). In the event of such termination, both Landlord and Tenant shall be released from further liability under the Lease. If Landlord or Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. If more than twenty-five (25%) of the Floor Area of the building in which the Premises is located shall be taken by condemnation, or if the nature, location or extent of any proposed taking or appropriation affecting the Real Property is such that Landlord elects in good faith to demolish all or substantially all of the building in which the Premises is located, then Landlord shall have the right to terminate this Lease upon giving notice of termination to Tenant at any time after such condemnation. In the event of such termination, both Landlord and Tenant shall be released from any further liability under this Lease. Any award for the condemnation of all or any part of the Premises or the Real Property shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to pursue against the condemning authority but not against Landlord any award to which Tenant may be entitled from such condemning authority for loss of or damage to Tenant's trade fixtures and removable personal property. If this Lease is terminated, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord and Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not been applied by Landlord. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord, free of any claim of the holder of a mortgage or deed of trust on the Premises, in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has teen reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises by condemnation.

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

16. ESTOPPEL CERTIFICATE.

            (a) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed;
(iii) acknowledging that the Premises are in the condition called for in the Lease and all improvements have been satisfactorily completed; (iv) acknowledging that Tenant has unconditionally accepted the Premises, is in possession thereof, and no defense to the Lease enforcement exists; (v) agreeing to provide any Landlord mortgagee with opportunity to cure defaults by the Landlord; and (vi) agreeing not to amend, cancel or assign the Lease in accordance with Paragraph 13 hereof without the prior written content of any Landlord mortgagee.

            (b) If Landlord desires to finance, refinance or sell the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title in the Real Property, and except as expressly provided in Paragraph 16, in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant shall attorn to as Landlord succeeding to title in the Real Property, including any successor to the interest of Landlord named herein.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due and payable hereunder to Landlord that is not paid when due shall bear interest from the date due until paid at the rate of one (1) point over the prime rate as set by the Wall Street Journal from time to tome. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Interest shall not be payable on late charges incurred by Tenant, nor on any amounts upon which late charges are paid by Tenant.

20. TIME OF ESSENCE. Time is of the essence of each and every obligation and duty under this Lease.

21. ADDITIONAL RENT. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent and shall be collectible as such.

22. INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement, representation or understanding, whether oral or written, pertaining to any such matter shall be effective. This lease may be modified in writing only, signed by the parties in interest at the time of modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither any real restate broker involved in any manner with this transaction, nor the Landlord, nor any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises, and Tenant acknowledges that neither any real estate broker involved in any manner with this transaction, nor the Landlord, nor any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises, and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease, except as otherwise specifically stated in this Lease.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail; and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below the signature of the respective parties, as the case may be. Either party may, by notice to the other, specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such other party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant. Any notice shall be deemed received upon hand delivery or deposit into U.S. Mail. Tenant shall immediately notify Landlord of any of the following:

(a) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Real Property or Tenant's operation on the Real Property;

(b)) any change in Tenant's operation on the Real Property that will change or has the potential to change Tenant's or Landlord's obligations or liabilities under Environmental Laws.

24. WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary to obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. In its discretion, Landlord shall have the right to record this Lease; otherwise, neither this Lease nor any memorandum of this Lease shall be publicly recorded or filed.

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

26. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof and without executing a new lease therefor, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred fifty percent (150%) of the rent paid or payable during the last month of the term of this Lease, plus all other charges payable hereunder and upon all the other provisions of this Lease pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month-to-month tenancy. If Tenant, without Landlord's express written consent, remains in possession of the Premises or any part thereof after expiration of the term hereof, Landlord may re-enter and take possession of the Premises and have all other remedies set forth in Paragraph 14.2, provided that in addition to such remedies (and not in lieu thereof), (1) Tenant shall pay for each day of occupancy after expiration of the term hereof a sum equal to two hundred percent (200%) of the monthly rent for the last month of the term prorated on a daily basis based upon a thirty day month; plus (2; any and all consequential and special damages incurred Landlord as a result of Tenant's holdover without consent including, without limitation, any consequential and special damages assessed against or paid by Landlord to a subsequent tenant or prospective tenant.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

29. BINDING EFFECT: CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 18, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

30. SUBORDINATION.

            (a) This Lease shall not be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation of security now or hereafter placed upon the Real Property of which the Premises are a part, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

            (b) Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant '[s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 30(b). See also Paragraph 17 regarding attornment to successors in interest of the Landlord herein named.

31. ATTORNEYS' FEES. If either party brings an action to enforce or construe the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to have its reasonable attorneys' fees (as fixed by the court) paid by the other party.

32. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times and from time to time for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs, and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

33. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obliged to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Tenant shall not place any signs upon the Premises without Landlord's prior written consent (which shall not be unreasonably withheld), except that Tenant shall have the right to place ordinary and usual for sublet signs thereon. Tenant shall, after receiving Landlord's written consent, erect appropriate signage in the Tenant's name and conformance with the applicable sign ordinances and regulations.

35. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

36. QUIET POSSESSION. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease. The individuals executing this Lease as, or on behalf of, Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease and that such execution is binding upon all parties holding an ownership interest in the Premises.

37. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and servants, its invitees and its property from acts of third parties.

38. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of appropriate plats or restrictions, so long as such easements, rights, dedications, plats and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord, and failure to do so shall constitute a material breach of this Lease.

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39. AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said Tenant.

40. EXTENSION OF TERM. Subject to the terms of this Paragraph 40, Tenant shall have the option/right to extend the term of this Lease for four (4) additional six (6) year terms under the same terms and conditions as set forth in this Lease, except for those relative to basic rentals payable. During each six (6) year option period, the monthly fixed rental payable for the option period shall be an amount equal to he basic monthly rent for the initial three (3) year period of the lease term adjusted to reflect any increase in the Consumer Price Index (all items) published by the United States Labor Department for the last month of the expiring term compared to the first month of the initial six (6) year term.

In order to exercise the option to extend this Lease:

(1) Tenant shall give to Landlord notice, in writing, of his intention to do so at least one hundred twenty (120) days prior to expiration of the original and any option period term of the Lease (and if Tenant shall fail to give such notice within the time limit, all rights granted to Tenant to renew or extend this Lease shall thereupon be null and void), and

(2) Tenant shall be in good standing (there shall be no default) under this Lease, either at the time such notice is given or at any time thereafter until expiration of the original term.

      If Tenant shall exercise the option to extend the term as set forth herein, then the minimum monthly fixed rental shall be determined as provided herein.

      In any event, the basic monthly rental payable during each option period shall be no less than the basic monthly rental payable during the first year of the original term, increased to reflect the change in the Consumer Price Index as described in the first Paragraph of this Article 40.

      LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

      The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

LANDLORD:

IMARX INVESTMENTS L.L.C., an Arizona limited liability company

By: /s/ Evan Unger
    ------------------------
Its Principle

Executed on: 11/15/02

Address: 1635 E. 18th Street
         Tucson, AZ 85719

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TENANT:

IMARX THERAPEUTICS, INC., a Delaware corporation

By: /s/ Evan Unger
    ------------------------
Its President and CEO

Executed on: 11-15-02

Address: 1635 E. 18th Street
         Tucson, AZ 85719

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